Exhibit (n)(4)

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2015, with respect to the consolidated financial statements of First Tower Finance Company LLC, included in the Registration Statement of Prospect Capital Corporation on Form N-2, Amendment No. 1 (File No. 333-206661) dated October 9, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statement of Prospect Capital Corporation Form N-2, Amendment No. 1.

/s/ McGladrey LLP

McGladrey LLP

Raleigh, NC
October 9, 2015